Exhibit 3.1


                             CERTIFICATE OF INCORPORATION

                                          OF

                           PIEDMONT MANAGEMENT COMPANY INC.



                  I, the undersigned, in order to form a corporation for

          the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of

          Delaware, being Title 8 Chapter 1 of the Delaware Code of 1953,

          and the Acts amendatory thereof and supplementary thereto, do hereby certify as follows:


                  FIRST:  The name of the corporation is Piedmont
                  -----

          Management Company Inc. (hereinafter called the "Corporation").


                  SECOND:  The location of the registered office of the
                  ------

          Corporation in the State of Delaware is No. 100 West Tenth

          Street, in the City of Wilmington, County of New Castle.  The

          name of its registered agent at that address is The Corporation

          Trust Company.


                  THIRD:  The purpose of the Corporation is to engage in
                  -----

          any lawful act or activity for which corporations may be

          organized under the General Corporation Law of Delaware.


                  FOURTH:  The total number of shares of stock which the
                  ------

          Corporation shall have authority to issue is one thousand shares of common stock of the par value of $1 per share.

                  FIFTH:  The name and address of the incorporator is as
                  -----

          follows:

             Name                          Address
             ----                          -------

          Frederick J. C. Butler                406 West 20th Street
                                      New York, New York 10011


                  SIXTH:  The powers of the incorporator shall terminate
                  -----

          upon the filing of this Certificate of Incorporation.  The names and addresses of the persons who are to serve as directors of the

          Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are set forth below in accordance with Section 102(a)(6) of the General

          Corporation Law of Delaware:

             Name                          Address
             ----                          -------

          Frederick J.C. Butler       406 West 20th Street
                                      New York, New York 10011
          Richard E. Clark            18 Cranberry Street
                                      Brooklyn, New York 11201
          Morton Fearey               174 East 80th Street
                                      New York, New York 10021


                  SEVENTH:  In furtherance and not in limitation of the
                  -------

          powers conferred by law, the Board of Directors of the

          Corporation is expressly authorized:

                  (a)  To make, alter, amend or repeal the By-Laws of the

          Corporation.

                  (b)  To direct and determine the use and disposition of

          net profits or net assets in excess of capital; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper
          purpose; and to abolish any such reserve in the manner in which it was created.

                  (c)  To establish bonus, profit-sharing, stock option,

          retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the

          Corporation and to fix the amount of the profits to be

          distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective

          participations.

                  (d)  From time to time to determine whether and to what

          extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the

          Corporation, except as conferred by statute or authorized by the

          Board of Directors or by a resolution of the stockholders.

                  (e)  To authorize, and cause to be executed, mortgages

          and liens upon the real and personal property of the Corporation.


                  EIGHTH:  Whenever the vote of stockholders at a meeting
                  ------

          thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General

          Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.


                  NINTH:  The Corporation reserves the right to amend,
                  -----

          alter, change or repeal any provision contained in this

          Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders and directors are subject to this reserved power.


                  IN WITNESS WHEREOF, I have hereunto set my hand and seal,

          the 5th day of March, 1968.



                                 /s/ Frederick J. C. Butler (SEAL)
                                 ---------------------------

          STATE OF NEW YORK   )
                            :  ss.:
          COUNTY OF NEW YORK     )


                  FREDERICK J.C. BUTLER, being duly sworn, says:


                  That he is the person described in and who executed the

          foregoing Certificate of Incorporation under Section 102 of the

          General Corporation Law of Delaware and that it is his act and deed and that the facts stated therein are true.



                                 /s/ Frederick J.C. Butler
                                 --------------------------
                                    Frederick J.C. Butler


          Subscribed and sworn to before
          me this 5th day of March, 1968.


          /s/ Andrew J. Cusak
          -------------------------------

                               CERTIFICATE OF AMENDMENT

                                          to

                             CERTIFICATE OF INCORPORATION

                                          of

                           PIEDMONT MANAGEMENT COMPANY INC.

                                       _______

                        Pursuant to Section 241 of the General
                       Corporation Law of the State of Delaware

                                       _______

                  We, the undersigned, Huger S. King and Robert W.

          Middlebrook, being respectively President and Secretary of

          Piedmont Management Company Inc., a corporation organized and existing under the laws of the State of Delaware (the

          "Corporation"), HEREBY CERTIFY as follows:

                  FIRST:  That Article Fourth of the Certificate of

          Incorporation is hereby amended in its entirety to read as follows:

                  FOURTH:  That total number of shares of all classes of
                  ------

          stock which the Corporation shall have authority to issue is

          8,000,000 shares, of which 2,000,000 shares shall be Cumulative

          Preferred Stock with a par value of $1 per share (the "Cumulative

          Preferred Stock") and 6,000,000 shares shall be Common Stock with a par value of $1 per share (the "Common Stock").

                  SECTION A. PROVISIONS RELATING TO ALL SHARES OF

          CUMULATIVE PREFERRED STOCK.

                  1.   The Cumulative Preferred Stock may be issued, from

          time to time, in one or more series, each of such series to have such designations, preferences and relative, participating,

          optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided and as are not inconsistent herewith.

             2.   Authority is hereby expressly vested in and granted to

          the Board of Directors of the Corporation, subject to the

          provisions of this paragraph 2, to authorize the issue of one or more series of Cumulative Preferred Stock and with respect to each such series to fix, by resolution or resolutions providing for the issue of such series, the following:

                  (a)  the number of shares to constitute such series and

             the distinctive designation thereof; provided, however, that,

             unless
             otherwise stated in any such resolution or resolutions, such number of shares may be decreased by the Board of Directors of the Corporation in connection with any classification or

             reclassification of unissued shares of Cumulative Preferred

             Stock and such number of shares may be increased by the Board of Directors of the Corporation in connection with any

             classification of unissued shares of Cumulative Preferred

             Stock.

                  (b)  the annual dividend rate on the shares of such

             series, the date or dates from which dividend shall accumulate as herein provided and the date or dates on which dividends,

             if declared, shall be payable.

                  (c)  whether or not the shares of such series shall be

             redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accrued and unpaid dividends thereon which the holders of

             shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different

             redemption dates and may be different
             with respect to shares redeemed through the operation of any purchase, retirement or sinking fund than with respect to

             shares otherwise redeemed.

                  (d)  the amount, if any, in addition to any accrued and

             unpaid dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation,

             dissolution or winding up of the Corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates.

                  (e)  whether or not the shares of such series shall be

             subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such

             purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for

             retirement or to other corporate purposes and the terms and provisions relative to the operation of the said fund or

             funds.

                  (f)  whether or not the shares of such series shall be

             convertible into or exchangeable
             for shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or

             exchangeable the price or prices or the rate or rates of

             conversion or exchange and the method, if any, of adjusting the same.

                  (g)  the limitations and restrictions, if any, to be

             effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on,

             and upon the purchase, redemption or other acquisition by the

             Corporation or by any subsidiary of, the Common Stock or any other class or classes of stock of the Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation.

             (h) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or of any subsidiary or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation.

                  (i)  the voting powers, if any, of such series.

                  (j)  any other preferences and relative, participating,

             optional or other special rights, or qualifications,

             limitations or restrictions thereof, as shall not be

             inconsistent with this Article Fourth.

             3.   All shares of any one series of Cumulative Preferred

          Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph 2 of the Section A.

             4.   Before any dividends (other than dividends payable in

          shares of any class or classes of stock of the Corporation ranking junior to the Cumulative Preferred Stock both as to dividends and upon liquidation) on any class or classes of stock of the Corporation
          ranking junior to the Cumulative Preferred Stock as to dividends or upon liquidation shall be declared or paid or set apart for payment, the holders of shares of Cumulative Preferred Stock of each series shall be entitled to receive cash dividends, but only when and as declared by the Board of Directors of the

          Corporation, at the annual rate, and no more, fixed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series, payable in each year on such date or dates as may be fixed in such resolution or resolutions, to holders of record on such

          respective date or dates as may be determined by the Board of

          Directors of the Corporation in advance of the payment of each particular dividend.  With resect to each series of Cumulative

          Preferred Stock such dividends shall be cumulative from the date or dates fixed in the resolution or resolutions adopted by the

          Board of Directors of the Corporation providing for the issue of such series.  No dividends shall be declared or paid or set apart for payment on any series of Cumulative Preferred Stock in respect of any dividend period (for the purposes of this Section

          A the term "dividend period" shall mean the period between any two consecutive dividend payment dates or, in connection with the original issuance of shares,
          the period from the date from which dividends are cumulative to the first dividend payment date) unless there shall likewise have been declared or paid or set apart for payment on all shares of

          Cumulative Preferred Stock of each other series at the time outstanding like dividends for all dividend periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates fixed therefor as

          hereinbefore provided.  Accruals of dividends shall not bear interest.

             5.   In the event of any liquidation, dissolution or winding

          up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the

          Cumulative Preferred Stock upon liquidation, the holders of shares of Cumulative Preferred Stock shall be entitled to receive the amount payable on liquidation for such series as fixed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series, plus an amount equal; to all dividends (whether or not earned or

          declared) accrued and unpaid to the date of final distribution to

          Cumulative Preferred Stock, the Corporation, at the option of the

          Board of Directors of the Corporation, may, except as provided in paragraph 10 of this Section A, redeem at any time the whole or from time to time any part of the Cumulative Preferred Stock of any series at the time outstanding, at the redemption price or prices stated in said resolution or resolutions, plus in every case an amount equal to all accrued and unpaid dividends with respect to each share so to be redeemed (the total sum so payable on any such redemption being referred to in this Section A as the

          "redemption price").  Notice of every such redemption shall be mailed at least 30 days in advance of the date designated for such redemption (the date designated for such redemption being referred to in this Section A as the "redemption date") to the holders of record of shares of Cumulative Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.  In order to facilitate the redemption of any shares of Cumulative Preferred Stock that may be chosen for redemption as provided in this paragraph 6, the

          Board of Directors of the Corporation shall be authorized to cause the transfer books of the Corporation to be closed as to such shares at any time not exceeding sixty days prior to the redemption date.  In case of the redemption of a part only of any series of Cumulative Preferred

          Stock at the time outstanding, the shares of such series so to be redeemed shall be selected by lot or in such other manner as the

          Board of Directors of the Corporation may determine.

             7.   If notice of redemption shall have been given as provided

          in paragraph 6 of this Section A and if, on or before the

          redemption date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares of Cumulative Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall not be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue and all rights of holders of the shares of Cumulative Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest.  Any moneys so set aside by the Corporation and unclaimed at the end of six years from the redemption date shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the

          Corporation for payment of the redemption price, and such shares shall still not be deemed to be outstanding.

                  8.   If notice of redemption shall have been given as

          provided in paragraph 6 of this Section A and if, on or before the redemption date, the Corporation shall deposit in trust, with a bank or trust company in the Borough of Manhattan, The City of

          New York, having a capital and surplus of at least $5,000,000,

          the funds necessary for the redemption of the shares of

          Cumulative Preferred Stock so called for redemption, to be applied to the redemption of such shares, then, from and after the date of such deposit, all shares of Cumulative Preferred

          Stock so called for redemption shall not be deemed to be

          outstanding and all rights of the holders of such shares of

          Cumulative Preferred Stock shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the redemption date any right of conversion or exchange not

          theretofore otherwise expiring.  Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the Corporation.  In case the holders of shares of Cumulative Preferred Stock which shall have been called for redemption shall not, within one year after the redemption date, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the

          Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the

          Corporation for the payment thereof.  Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.  Any such unclaimed amounts paid over by any such bank or trust company to the Corporation shall, for a period terminating six years after the redemption date, be set aside by the

          Corporation in the manner and with the same effect as if such unclaimed amounts had been set aside under paragraph 7 of this

          Section A.

                  9.   Shares of Cumulative Preferred Stock which have been

          issued and reacquired in any manner by the Corporation

          (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed,

          shares purchased and retired (whether through the operation of a purchase, retirement or sinking fund or otherwise) and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes) shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Cumulative Preferred

          Stock and may be reissued as a part of the series of which they were originally a part (if the terms of such series do not prohibit such reissue) or as part of a new series of Cumulative

          Preferred Stock to be created by resolution or resolutions of the

          Board of Directors of the Corporation or as part of any other series of Cumulative Preferred Stock the terms of which do not prohibit such reissue.

                  10.  If at any time the Corporation shall have failed to

          pay dividends in full on the Cumulative Preferred Stock,

          thereafter and until dividends in full, including all accrued and unpaid dividends to the next preceding dividend payment date on the Cumulative Preferred Stock outstanding, shall have been declared and set apart for payment or paid, (a) the Corporation,

          without the affirmative consent or vote of the holders of at least 66-2/3% in interest of the Cumulative Preferred Stock at the time outstanding, given in person or by proxy, either by consent in writing or by resolution adopted at a special meeting called for the purpose, the holders of the Cumulative

          Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class, shall not redeem less than all the Cumulative Preferred Stock at such time outstanding,

          other than in accordance with paragraph 13 of this Section A and

          (b) neither the Corporation nor any subsidiary shall purchase any

          Cumulative Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the

          Board of Directors) to all holders of Cumulative Preferred Stock of all series upon such terms as the Board of Directors of the

          Corporation, in their sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided,

          however, that (i) the Corporation, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii)

          nothing shall prevent the Corporation from completing the

          purchase or redemption of shares of Cumulative Preferred Stock for
          which a purchase contract was entered into for any purchase,

          retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such default.

                  11.  So long as any of the Cumulative Preferred Stock is

          outstanding, the Corporation will not:

                  (a)  Without the affirmative consent or vote of the

             holders of at least a majority of all the Cumulative Preferred

             Stock at the time outstanding, given in person or by proxy,

             either by consent in writing or by resolution adopted at a special meeting called for the purpose, the holders of the

             Cumulative Preferred Stock, regardless of series, consenting or voting (as the case may be) separately as a class, (i)

             create any class or classes of stock ranking prior to the

             Cumulative Preferred Stock either as to dividends or upon

             liquidation or increase the authorized number of shares of any class or classes of stock ranking prior to the Cumulative

             Preferred Stock either as to dividends or upon liquidation

             (ii) amend, alter or repeal any of the provisions of this

             Article Fourth so as adversely to affect the preferences,

             special rights or powers of the Cumulative Preferred Stock; or

                  (b)  Without the affirmative consent or vote of the

             holders of at least a majority of any series of the Cumulative

             Preferred Stock at the time outstanding, given in person or by proxy, either by consent in writing or by resolution adopted at a special meeting called for the purpose, the holders of such series of the Cumulative Preferred Stock consenting or voting (as the case may be) separately as a class, amend,

             alter or repeal any of the provisions of the resolutions or resolutions adopted by the Board of Directors of the

             Corporation providing for the issue of such series so as

             adversely to affect the preferences, special rights or powers of the Cumulative Preferred Stock of such series;

          provided, however, that any consent or vote required by clause

          (ii) of subparagraph (a) of this paragraph 11 may be made

          effective by the filing of an appropriate amendment of this

          Certificate of Incorporation without obtaining the consent or vote of the holders of the Common Stock, the right to give such consent or vote being expressly waived by holders of the Common

          Stock, unless the action to be taken would adversely affect the rights of the Common Stock; and provided further that any consent or vote required by subparagraph (b) of this paragraph 11 may be given and made effective by the filing of any appropriate amendment of this Certificate of Incorporation without obtaining the vote or consent of the holders of any other series of the Cumulative Preferred Stock or of the Common Stock,

          the right to give such vote or consent being expressly waived by all holders of such other series of Cumulative Preferred Stock and of the Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of such other series of Cumulative Preferred Stock or of the Common Stock, as

          the case may be.

                  12.  The number of authorized shares of the Cumulative

          Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the

          Corporation having the right to vote, voting together as a single class.

                  13.  If in any case the amounts payable with respect to

          any requirements to retire shares of the Cumulative Preferred

          Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amount payable in respect of such series were discharged in full.

                  14.  Whenever, at any time, full accrued dividends as

          aforesaid for all past dividend periods shall have been paid or declared or set apart for payment on the then outstanding

          Cumulative Preferred Stock, and after complying with all the provisions with respect to any purchase, retirement or sinking fund or funds for any one or more series of Cumulative Preferred

          Stock, the Board of Directors of the Corporation may declare dividends on any other class or classes of stock ranking junior to the Cumulative Preferred Stock both as to dividends and upon liquidation and the Cumulative Preferred Stock shall not be entitled to share therein.

                  Upon any liquidation, dissolution or winding up of the

          Corporation, after payment shall have been made in full to the

          Cumulative Preferred Stock as provided in paragraph 5 of this

          Section A, but not prior thereto, any other class or classes of stock ranking junior to the Cumulative Preferred Stock upon liquidation shall be entitled to receive any and all assets remaining to be paid or distributed, and the Cumulative Preferred

          Stock shall not be entitled to share therein.

                  15.  For the purposes of this Section A and of any

          resolution or resolutions of the Board of Directors of the

          Corporation providing for the issue of any series of Cumulative

          Preferred Stock or of any certificate filed with the Secretary of

          State of Delaware (unless otherwise provided in any such

          resolution or certificate):

                  (a)  The amount of dividends "accrued" on any share of

             Cumulative Preferred Stock of any series at any dividend

             payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend payment date, whether or not earned or declared, and the

             amount of dividends "accrued" on any share of Cumulative

             Preferred Stock of any series at any date other than a

             dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend payment date, whether or not earned or

             declared, plus an amount equivalent to the pro rata portion of a dividend at the annual dividend
             rate fixed for the shares of such series for the period after such last preceding dividend payment date to and including the date as of which the calculation is made.

                  (b)  Any class or classes of stock of the Corporation

             shall be deemed to rank

                       (i)  prior to the Cumulative Preferred Stock either

                  as to dividends or upon liquidation, if the holders of

                  such class or classes shall be entitled to the receipt of

                  dividends or of amounts distributable upon liquidation,

                  dissolution or winding up, as the case may be, in

                  preference or priority to the holders of the Cumulative

                  Preferred Stock;

                       (ii)  on a parity with the Cumulative Preferred

                  Stock either as to dividends or upon liquidation, whether

                  or not the dividend rates, dividend payment dates, or

                  redemption or liquidation prices per share thereof be

                  different from those of the Cumulative Preferred Stock,

                  if the holders of such class or classes of stock shall be

                  entitled to the receipt of dividends or of amounts

                  distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without

                  preference or priority one over the other with respect to

                  the holders of the Cumulative Preferred Stock;

                       (iii)  junior to the Cumulative Preferred Stock

                  either as to dividends or upon liquidation, if the rights

                  of the holders of such class or classes shall be subject

                  or subordinate to the rights of the holders of the

                  Cumulative Preferred Stock in respect of the receipt of

                  dividends or of amounts distributable upon liquidation,

                  dissolution or winding up, as the case may be.

             Without limiting the generality of the foregoing, so long as any shares of Cumulative Preferred Stock shall be outstanding,

             the Cumulative Preferred Stock shall be deemed to rank prior to the Common Stock as to dividends and upon liquidation.

                  SECTION B.  PROVISIONS RELATING TO COMMON STOCK.

                  Each share of Common Stock shall be equal to every other

          share of Common Stock in every respect.  At all times each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the Corporation.

                  SECTION C.  PROVISIONS RELATING TO ALL CLASSES OF
          STOCK.

                  No holder of Cumulative Preferred Stock or Common Stock

          as such shall have any preemptive right to subscribe to stock,

          obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class, whether now or hereafter authorized.

                  SECOND:  That the Corporation has not received any

          payment for any of its stock and that the amendment to its

          Certificate of Incorporation set forth above has been duly adopted by all its directors in accordance with the provisions of

          Section 241 of the General Corporation Law of the State of

          Delaware.

                  IN WITNESS WHEREOF, this Certificate of Amendment has

          been signed under the seal of the Corporation this 17th day of

          May, 1968.



                  (SEAL)         s/Hugar S. King
                                 ------------------------------
                                 Hugar S. King, President

                                 Attest:

                                 s/Robert W. Middlebrook
                                 ------------------------------
                                 Robert W. Middlebrook, Secretary

          STATE OF NEW YORK   )
                            :  ss.:
          COUNTY OF NEW YORK  )


                  On this 17th day of May, 1968, there personally came

          before me ROBERT W. MIDDLEBROOK, one of the persons who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was his act and deed and the act and deed of Piedmont

          Management Company Inc. and that the facts stated therein are true.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal

          of office the day and year aforesaid.

          (SEAL)

                                 s/Janet Donahoe
                                 ---------------------------
                                          Janet Donahoe
                                 Notary Public, State of New York
                                 No. 41,0986200, Qual. in Queens Co.
                                 Cert. Filed in New York County
                                 Commission Expires March 30, 1969

                        PIEDMONT MANAGEMENT COMPANY INC.

                                _________________

                     CERTIFICATE OF ADOPTION OF RESOLUTIONS

                                       By

                               BOARD OF DIRECTORS


            Pursuant to Section 151 of the General Corporation Law of
              the State of Delaware providing for the designation,
                preferences and relative, participating, optional
                  or other special rights, and qualifications,
                       limitations or restrictions thereof
                                 of a series of

                    CUMULATIVE PREFERRED STOCK, $1 PAR VALUE



                                _________________


        We, the undersigned, Huger S. King and Robert W. Middlebrook, being respectively President and Secretary of Piedmont Management Company Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting thereof duly held on June 25, 1968:

        RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation, as amended, of the Corporation, hereby authorizes the issue of the first series of Cumulative Preferred Stock, $1 par value, of the Corporation and hereby fixes the designation, relative rights, preferences and limitations thereof in addition to those set forth in the said Certificate of Incorporation by amending Article Fourth thereof to renumber Sections B and C to be Section C and D, respectively, and to add a new Section B providing as follows:

        SECTION B: Provisions Relating to Cumulative Preferred Stock, Convertible Series A.

        1. Number of Shares; Designation. 315,160 shares of the Cumulative Preferred Stock of the Corporation are hereby constituted as a series of Cumulative Preferred Stock designated as "$1.00 Cumulative Preferred Stock, Convertible Series A" (hereinafter called "Series A").

        2. Dividend Rate. The dividend rate of the shares of Series A shall be $1.00 per share per annum payable semi-annually on the fifteenth day of April and October in each year. In the case of the first issuance of shares of Series A, dividends thereon shall be cumulative from June 30, 1968 and the initial semi-annual dividend for such shares, based on the pro rata portion of the annual dividend, shall be payable on the October 15 thereafter. In the case of any subsequent issue of shares of Series A, dividends thereon shall be cumulative from the semi-annual dividend payment date next preceding the date of issuance of each share to which dividends on the shares of Series A have been paid (or from June 30, 1968 in the case of shares issued on or prior to the record date for the first dividend payment on the shares of Series A). Notwithstanding the foregoing, if the date of any subsequent issuance of shares of Series A is a semi-annual dividend payment date or a date between the record date for the determination of holders of the shares of Series A entitled to receive a semi-annual dividend and the date of payment of such semi-annual dividend, dividends shall be cumulative from such semi-annual dividend payment date, provided, however, that if the Corporation shall not pay a dividend on the shares of Series A on such semi-annual dividend payment date, then dividends on each share of any subsequent issuance of shares of Series A shall be cumulative from the semi-annual dividend payment date next preceding the date of issuance of such share to which dividends on the shares of a Series A have been paid.

        3. Optional Redemption. Shares of Series A may be redeemed on the terms and conditions specified in paragraphs 6 through 10 of Section A of Article Fourth of the Certificate of Incorporation, in whole or in part, at any time or from time to time on and after that date which is the fifth anniversary of the date on which any shares of Series A are first issued, at the option of the Corporation expressed by resolution of the Board of Directors, at a redemption price of $18.00 per share plus an amount equal to all accrued and unpaid dividends thereon.

        4. Rights on Liquidation. In the event of any voluntary of involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $18.00 per share plus an amount equal to all accrued and unpaid dividends thereon to the date of payment.

        5. Sinking Fund. Shares of Series A shall not be subject or entitled to the benefit of a purchase, retirement or sinking fund.

        6. Conversion. (a) Shares of Series A shall be convertible at the option of the respective holders thereof at any time or from time to time on and after the date on which any shares of Series A are first issued, at the office or agency in the Borough of Manhattan in The City of New York maintained by the Corporation for that purpose, into fully paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Series
A surrendered for conversion; provided, however, such right of conversion shall cease and terminate, as to shares of Series A called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price. The rate set forth above at which shares of Common Stock shall be deliverable in exchange for shares of Series A upon conversion thereof is hereinafter referred to as the "basic conversion rate" of Series A. The basic conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on shares of Series A surrendered for conversion.

        Whenever reference is made in this paragraph 5 to the issue or sale of shares of Common Stock, the term, "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either the assets or earnings of the Corporation without limit as to amount or percentage. The Common Stock issuable upon conversion of shares of Series A shall, however, be Common Stock, $1 par value, as constituted at the date hereof, except as otherwise provided in subparagraphs (b)(ii) and (b)(iii) of this paragraph 6.

        Before any holder of shares of Series A shall be entitled to convert the same into Common Stock he shall surrender the certificate or certificates for such shares of Series A at the office or agency maintained as provided in this subparagraph (a), which certificate or certificates if the Corporation shall so request shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and accompanied by funds in the amount of any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificate or certificates for shares of Common Stock in a name other than that of the registered holder of the shares of Series A in respect of which such shares of Common Stock are issued, and shall give written notice to the Corporation at said office or agency that he elects so to convert such shares of Series A, and shall state in writing therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such shares of Series A and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to surrender the certificate or certificates for the number of shares of Series A to be converted and to release the Corporation from all liability thereunder, and whereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for the shares of Common Stock to be issued upon such conversion.

        As soon as practicable after such surrender of a certificate or certificates for shares of Series A, accompanied by the written notice above prescribed, the Corporation will issue and deliver to the person for whose account such shares of Series A were so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with an adjustment of any fraction of a share as hereinafter provided in subparagraph (f) of this paragraph 6. Subject to the following provisions of this subparagraph, such conversion shall be deemed to have been made as of the date of such surrender of a certificate or certificates for shares of Series A, accompanied by the written notice above prescribed, and the person or persons entitled to receive Common Stock issuable upon the conversion of such shares of Series A shall be treated as the record holder or holders of such Common Stock on such date for all purposes. The Corporation shall not be required to convert, and no surrender of shares of Series A shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose, but the surrender of shares of Series A for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, but at the actual conversion rate in effect at the date of such surrender.

        (b) The basic conversion rate of shares of Series A shall be subject to adjustment from time to time as follows (the basic conversion rate as so adjusted from time to time being herein called the "actual conversion rate") which adjustments shall be made to the nearest one-hundredth of a share of Common Stock, or, if none, to the next lower one-hundredth:

        (i) If the Corporation shall pay to the holders of Common Stock issuable upon conversion of shares of Series A a dividend in shares of Common Stock, the actual conversion rate in effect immediately prior to such dividend shall be increased to an amount which shall bear the same relation to the actual conversion rate in effect immediately prior to such dividend as the total number of shares of Common Stock outstanding immediately after such dividend shall bear to the total number of shares outstanding immediately prior to such dividend, effective at the opening of business on the full business day next following payment of such dividend.

        (ii) If the Common Stock of the Corporation shall be subdivided into a greater or combined into a lesser number of shares of Common Stock (whether with or without par value), the actual conversion rate shall be increased in the case of a subdivision or decreased in the case of a combination to an amount which shall bear the same relation to the actual conversion rate in effect immediately prior to such subdivision or combination as the total number of shares of Common Stock outstanding immediately after such subdivision or combination shall bear to the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination, effective at the opening of business on the full business day next following the effective date of such subdivision or combination.

        (iii) In case of any capital reorganization or of any reclassification of the Common Stock of the Corporation (other than a change in par value to no par value or from no par value to par value or as a result of a stock dividend or stock subdivision or combination) or in case of the consolidation of the Corporation with or the merger of the Corporation into any other corporation (other than a consolidation or merger in which the

   Corporation is the surviving corporation and which does not result in any change in the Common Stock issuable upon conversion of shares of Series A) or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, each share of Series A shall after such capital reorganization, reclassification of the Common Stock, consolidation, merger or sale be convertible into the number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the Common Stock issuable (at the time of such capital reorganization, reclassification of the Common Stock, consolidation, merger or sale) upon conversion of such share of Series A would have been entitled had it been so issued and outstanding at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any case, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Series A shall be appropriately adjusted so as to be applicable, as nearly as may be reasonable, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A.

        (c) Whenever the conversion rate shall be adjusted as provided in this paragraph 6, the Corporation shall forthwith file at the office or agency maintained for the conversion of shares of Series A as provided in subparagraph (a) of this paragraph 6, a statement, signed by the Chairman of the Board, the President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, showing in detail the facts requiring such adjustment and the actual conversion rate that shall be in effect after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by first class mail, postage prepaid, to each registered holder of shares of Series A at his address appearing on the stock register. Where appropriate, such notice may be given in advance and may be included as a part of a notice required to be mailed under the provisions of subparagraph
   (d) of this paragraph 6.

        (d)  If at any time:

             (i) the Corporation shall declare any stock dividend upon its Common Stock or make any distribution (other than cash dividends) to the holders of shares of Common Stock; or

             (ii) the Corporation shall offer for subscription pro rata to the holders of shares of Common Stock any additional shares of any class or any other rights;

   then, and in any one or more of said cases, the Corporation shall give notice, in the manner set forth in subparagraph (c) of this paragraph 6, which notice shall specify the record date with respect to any such action. Such notice shall be given at least fifteen days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        (e) Irrespective of any adjustments in the actual conversion rate (or the number of shares of Common Stock into which each share of Series A is convertible), shares of Series A theretofore or thereafter issued may continue to express the basic conversion rate as is stated in the initially issued shares of Series A.

        (f) The Corporation shall not be required to issue a fractional interest in a share of Common Stock or scrip upon conversion of shares of Series A. As to any final fractional interest in a share of Common Stock which a holder of one or more shares of Series A would otherwise be entitled to receive upon conversion of shares of Series A in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fractional interest in an amount equal to the same fraction of the market price per share (as determined in a manner prescribed by the Board of Directors of the Corporation) at the close of business on the business day which next precedes the date on which such shares are surrendered for conversion.

        (g) The Corporation shall pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon conversion of any shares of Series A pursuant hereto provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificate or certificates for shares of Common Stock in a name other than that of the registered holder of shares of Series A in respect of which such shares of Common Stock are issued.

        (h) The Corporation shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of shares of Series A, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A from time to time outstanding.

        (i) Anything in this paragraph 6 to the contrary notwithstanding, the Corporation shall not be required, except as hereinafter provided, to make any adjustment of the actual conversion rate in any case in which the amount by which the actual conversion rate would be reduced or increased in accordance with the foregoing provisions would be less than one-twentieth of a share of Common Stock, but in such case any adjustment that would otherwise be required then to be made will be carried forward and made at the time and together with the next subsequent adjustment which, together with any and all such adjustments so carried forward, shall amount to more than one-twentieth of a share of Common Stock. In the event of any stock dividend or subdivision or combination of shares of Common Stock, said amount of one-twentieth of a share (as theretofore decreased or increased) shall be proportionately decreased or increased.

        7. Voting. In addition to the voting rights provided with respect to all shares of the Cumulative Preferred Stock, but subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders of the Corporation each holder of record of shares of Series A shall be entitled to one vote per share on each matter on which the holders of record of the Common Stock and any other series of Cumulative Preferred Stock entitled to vote with the Common Stock, and not by classes, and each such record holder of shares of Series A shall be entitled to notice of any such meeting of stockholders.

   RESOLVED, that the number of shares of stock of $1.00 Cumulative Preferred Stock, Convertible Series A, may be increased or decreased from time to time in accordance with law, subject to the provisions of the Certificate of Incorporation, as amended, of the Corporation.

   IN WITNESS WHEREOF, this Certificate has been signed under the seal of the Corporation this 27th day of June, 1968.



                            /s/ Huger S. King
                            -------------------------
                            Huger S. King, President


Attest:



/s/ Robert W. Middlebrook
-------------------------------------
Robert W. Middlebrook, Secretary

STATE OF NEW YORK }
                  ss:
COUNTY OF NEW YORK}



        On this 27th day of June, 1968, there personally came before me Huger S. King, one of the persons who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was his act and deed and the act and deed of Piedmont Management Company Inc. and that the facts stated therein are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                       /s/ Elizabeth Smigelsky
                       --------------------------------
                       ELIZABETH SMIGELSKY
                       Notary Public, State of New York
                       No. 03-9018603, Qual. in Queens Co.
                       Cert. Filed in New York County
                       Commission Expires March 30, 1970

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PIEDMONT MANAGEMENT COMPANY INC.


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware




        Piedmont Management Company Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the

"Corporation"), does hereby certify as follows:

        FIRST:  That the first paragraph of Article Fourth of the Certificate of
        -----

Incorporation of the Corporation is hereby amended in its entirety to read as follows:

        "FOURTH:  The total number of shares of all classes of stock which the
         ------
   Corporation shall have authority to issue is 14,000,000 shares, of which 2,000,000 shares shall be Cumulative Preferred Stock with a par value of $1 per share (the 'Cumulative Preferred Stock') and 12,000,000 shares shall be Common Stock with a par value of $0.50 per share (the 'Common Stock')."

        SECOND:  That such Amendment has been proposed by the Board of Directors
        ------

of the Corporation
and duly adopted by the holders of a majority of the Common Stock of the

Corporation and by the holders of a majority of the Cumulative Preferred Stock of the Corporation at a meeting duly called and held on September 29, 1973, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        THIRD:  That effective upon the filing of this Certificate in the Office
        -----

of the Secretary of State of the State of Delaware, each issued share of Common

Stock of the Corporation with a par value of $1 per share, including both shares which are outstanding and treasury shares, shall, without any further action on the part of the holder thereof, be changed into one share of Common Stock of the

Corporation with a par value of $0.50 per share, and each outstanding certificate evidencing such shares of Common Stock with a par value of $1 per share shall thereupon become and be deemed for all purposes to evidence the ownership of one share of Common Stock with a par value of $0.50 per share and there shall be distributed to each holder of record of Common Stock with a par value of $1 per share immediately prior to the filing of this Certificate an additional certificate representing one additional share of Common Stock with a par value of $0.50 per share for each share of Common Stock with a par value of

$1 per share then held by such holder.

        FOURTH:  That the capital of the Corporation will not be reduced under
        ------

or by reason of said amendment.

        IN WITNESS WHEREOF, Piedmont Management Company Inc. has caused this certificate to be duly executed by its President and Secretary and its corporate seal to be affixed hereunto this the 29th day of September 1972.




                       Piedmont Management Company Inc.


                       By/s/ Walter B. Elcock
                         ----------------------------
                         Walter B. Elcock, Jr.
                         President





Attest:/s/ Huger S. King
       -------------------------
                               -
        Huger S. King, Jr.
        Secretary





State of Connecticut )
County of Fairfield  )   ss.

        On this the 29th day of September 1972, there personally came before me Walter B. Elcock, Jr., one of the persons who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was the act and deed of Piedmont Management Company Inc. and that the facts stated therein are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                            /s/ Lynn M. Peters
                            -------------------------

                            LYNN M. PETERS
                            -------------------------
                            NOTARY PUBLIC
                            MY COMMISSION EXPIRES JANUARY 14, 1975

                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PIEDMONT MANAGEMENT COMPANY INC.



                             -----------------------

                    Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware


                             -----------------------



        Piedmont Management Company Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the

"Corporation"), does hereby certify as follows:

        FIRST:  That a Certificate of Amendment to the Certificate of
        -----

Incorporation of the Corporation (the "Certificate of Amendment") was filed in the office of the Secretary of State of Delaware on the second day of October,

1972, and a copy thereof, certified by said Secretary of State, was filed for record in the office of the Recorder
of Deeds of New Castle County, Delaware, on the second day of October, 1972.

        SECOND:  That the Certificate of Amendment as so filed is an inaccurate
        ------

record of the corporate action taken and requires correction as permitted by

Section 103(f) of the General Corporation Law of the State of Delaware in that the words "one share" in the seventh line of paragraph THIRD thereof should read

"two shares".

        THIRD:  That paragraph THIRD of the Certificate of Amendment is hereby
        -----

corrected to read in its entirety as follows:

        "THIRD:  That effective upon the filing of this Certificate in the
         -----
   Office of the Secretary of State of the State of Delaware, each issued share of Common Stock of the Corporation with a par value of $1 per share, including both shares which are outstanding and treasury shares, shall, without any further action on the part of the holder thereof, be changed into two shares of Common stock of the Corporation with a par value of $0.50 per share, and each outstanding certificate evidencing such shares of Common Stock with a par value of $1 per share shall thereupon become and be deemed for all purposes to evidence the ownership of one share of Common Stock with a par value of $0.50 per share, and there shall be distributed to each holder of record of Common Stock with a par value of $1 per share immediately prior to the filing of this Certificate an additional Certificate representing one additional share of Common Stock with a par value of $0.50 per share for each share of Common Stock with a par value of $1 per share then held by such holder."

        IN WITNESS WHEREOF, Piedmont Management Company Inc. has caused this certificate to be duly executed by its President and Secretary and its corporate seal to be affixed hereunto this the 17th day of September 1972.



                       Piedmont Management Company Inc.

                       By   /s/ Walter B. Elcock, Jr.
                            -------------------------
                            Walter B. Elcock, Jr.
                            President



Attest:/ss Huger S. King, Jr.
       ------------------------
        Huger S. King, Jr.
        Secretary


State of Connecticut  )
County of Fairfield   )  ss.

        On this the 17th day of October 1972, there personally came before me Walter B. Elcock, Jr., one of the persons who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was the act and deed of Piedmont Management Company Inc. and that the facts stated therein are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                       /s/ Lynn M. Peters
                       --------------------------

                       LYNN M. PETERS
                       -------------------------
                       NOTARY PUBLIC
                       MY COMMISSION EXPIRES JANUARY 14, 1975

                     CERTIFICATE OF OWNERSHIP AND MERGER OF
                       PIEDMONT HOLDING COMPANY INC. INTO
                        PIEDMONT MANAGEMENT COMPANY INC.
                   UNDER SECTION 907 OF THE NEW YORK BUSINESS
                     CORPORATION LAW AND SECTION 253 OF THE
                            DELAWARE CORPORATION LAW





        PIEDMONT MANAGEMENT COMPANY INC, a Delaware corporation, hereby certifies that:

        1.   PIEDMONT MANAGEMENT COMPANY INC. owns all the outstanding stock of

PIEDMONT HOLDING COMPANY INC., a New York corporation;

        2.   The Board of Directors of PIEDMONT MANAGEMENT COMPANY INC.

unanimously adopted at a meeting held on November 19, 1974 the resolutions set forth in Exhibit A attached hereto authorizing the merger of PIEDMONT HOLDING

COMPANY INC., its wholly-owned subsidiary, into itself and the assumption all of the obligations of said subsidiary;

        3.   PIEDMONT MANAGEMENT COMPANY INC. was incorporated under that name in the State of Delaware on March 6, 1968 and filed its application for authority to do business in the State of New York on April 8, 1963;

        4.   PIEDMONT HOLDING COMPANY INC. was incorporated under that name in the State of New York on November 24, 1971;

        5.   Eight Thousand, Two Hundred and Eighty-Five (8,285) shares of One

Dollar par value common stock of PIEDMONT HOLDING

COMPANY INC. are issued and outstanding and are owned by PIEDMONT MANAGEMENT

COMPANY INC., which number will not be subject to change prior to the effective date of this merger;

        6.   The effective date of the merger of PIEDMONT HOLDING COMPANY INC.

into PIEDMONT MANAGEMENT COMPANY INC. shall be December 31, 1974;

        7.   This merger is permitted by the laws of the State of New York and of the State of Delaware and is in compliance therewith;

        8.   PIEDMONT MANAGEMENT COMPANY INC. hereby consents to service of process in the state of New York in any action or special proceeding for the enforcement of any liability or obligation of PIEDMONT HOLDING COMPANY INC.;

        9.   PIEDMONT MANAGEMENT COMPANY INC. hereby designates the New York

Secretary of State as its agent in the State of New York upon whom process against it may be served in the manner set forth in paragraph (b) of Section 306 of the New York Business Corporation Law, in any action or special proceeding and further designates 10100 Santa Monica Boulevard, Los Angeles, California,

Attention:  Treasurer, as the address to which the New York Secretary of State shall mail a copy of any process served upon PIEDMONT MANAGEMENT COMPANY INC.

   IN WITNESS WHEREOF, PIEDMONT MANAGEMENT COMPANY INC. has executed this certificate the 23 day of December, 1974.



                                                PIEDMONT MANAGEMENT COMPANY INC.



                                                By/s/ Walter B. Elcock, Jr.
                                                  ------------------------------
                                                                       President



                                                By/s/ R. E. Davis
                                                  ------------------------------
                                                                       Secretary

STATE OF California         )
                       ) ss.
COUNTY OF Los Angeles  )


        The undersigned, Walter B. Elcock, Jr., and R.F. Davis, state:  That they have read and signed the foregoing Certificate of Merger dated December 23,

1974 and know the contents thereof, including the exhibit attached thereto; and

that they are the officers of applicant and that the statements made in said certificate of Merger and exhibit thereto are true.

        Dated December 23, 1974 at Los Angeles, California.

        I certify under penalty of perjury that the foregoing is true and correct.



                                                /s/ Walter B. Elcock, Jr.
                                                -----------------------------


                                                /s/ R. E. Davis
                                                -----------------------------


        Subscribed and sworn before me on December 23,  1974.




                                                ------------------------------
                                                Notary Public in and for said
                                                County and State

RESOLVED:  That, effective on December 31, 1974, this corporation merge Piedmont

Holding Company Inc., a New York corporation, and its wholly-owned subsidiary,

into itself and assume all obligations of said subsidiary pursuant to Section

253 of the Delaware Corporation Law and Section 907 of the New York Business

Corporation Law.



RESOLVED FURTHER:  That the appropriate officers of this corporation be, and they hereby are, authorized and directed to execute and file a Certificate of

Merger with the Delaware Secretary of State pursuant to Section 253(a) of the

Delaware Corporation Law and with the New York Department of State pursuant to

Section 907 of the New York Business Corporation Law, and to execute any and all documents and to do any and all acts necessary and proper in order to consummate said merger.



                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION



        PIEDMONT MANAGEMENT COMPANY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

                                      FIRST
                                      -----

        That at a meeting of the Board of Directors of Piedmont Management

Company Inc., resolutions were duly `adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The amendment as set forth in such resolutions is as follows:

                          AMENDMENT TO THE CERTIFICATE
                               OF INCORPORATION OF
                        PIEDMONT MANAGEMENT COMPANY INC.

   FIRST:    That the first paragraph of Article Fourth of the Certificate of
Incorporation of the Corporation is hereby amended in its entirety to read:

        FOURTH:   The Corporation shall have authority to issue 20,000,000
   shares, of which 2,000,000 shares shall be Cumulative Preferred Stock with a par value of $1 per share (the "Cumulative Preferred Stock"), 6,000,000 shares shall be Class B Stock with a par value of $0.50 per share (the "Class B Stock"), and 12,000,000 shares shall be Common Stock with a par value of $0.50 per share (the "Common Stock").

   SECOND:   That Section B of such Article Fourth is hereby amended in its entirety to read:

   Section B.PROVISIONS RELATING TO COMMON STOCK AND CLASS B STOCK

   1.   Dividends, etc.

        Subject to the rights of the holders of Cumulative Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation other than the Corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions, except as provided with respect to cash dividends below, in the case of cash dividends, if at any time a cash dividend is paid on either the Common Stock or the Class B Stock, a cash dividend shall be paid on both the Common Stock and theClass B Stock. The amount of the cash dividend per share of Class B Stock shall equal 80% of the amount of the cash dividend paid on each share of the Common Stock (rounded down, if necessary, to the nearest $.005). In the case of dividends or other distributions payable in stock of the Corporation other than Cumulative Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Cumulative Preferred Stock which occur after the initial issuance of shares of Class B Stock by the Corporation, only shares of Common Stock shall be paid or distributed with respect to Common Stock and only shares of Class B Common Stock in an amount per share equal to the amount per share paid or distributed with respect to the Common Stock shall be paid or distributed with respect to Class B Stock. In the case of any combination or reclassification of the Common Stock, the shares of the Class B Stock shall also be combined or reclassified so that the number of shares of Class B Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares outstanding immediately prior to such combination or reclassification as the number of shares of Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification.

   2.   Voting.

        (a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to ten votes in person or by proxy for each share of Class B Stock standing in his or her name on the transfer books of the Corporation.

        (b) The provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of a majority of the shares of the Common Stock and the shares of the Class B Stock voting together as a single class, provided, however, that with respect to any proposed amendment to this Certificate of Incorporation which would increase or decrease the number of authorized shares of either the Common Stock or the Class B Stock, or alter or change the powers, preferences, relative voting power or dividend or other special rights of the shares of the Common Stock or the Class B Stock so as to affect them adversely, the approval of a majority of votes entitled to be cast by the holders of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Stock voting together without regard to class as hereinbefore provided.

        (c) Following the initial issuance of shares of Class B Stock, the Corporation may not issue any additional shares of Class B Stock (except in connection with stock splits and stock dividends; unless and until such issuance is authorized by the holders of a majority of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

         (d) In the event of any merger, consolidation or sale, conveyance, lease, exchange or transfer of all or substantially all of the assets of the Corporation with respect to which a vote of the stockholders of the Corporation is required by law, the majority vote (or such higher vote as is required by law or by this Certificate of Incorporation) of the holders of the Common Stock and of the Class B Stock, each voting separately as a class, shall be required to approve such merger, consolidation or sale of all or substantially all the assets of the Corporation.

        (e) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes to which such shares of stock are entitled.

        (f) Except as may be otherwise required by law or by this article Fourth, the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Cumulative Preferred Stock.

   3.   Transfer.

        (a) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

        (i)  In the case of a Class B Holder who is a natural person,

             (A) The spouse of such Class B Holder, any lineal descendant of a great-grandparent of such Class B Holder and any spouse of such lineal descendent (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as "Class B Holder's Family Members");

             (B) The trustee of a trust (including a voting trust) solely for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in any subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Class B Holder's Family Members:

             (C) Any organization (hereinafter called a "Qualified Charitable Organization") contributions to which are deductible for federal income, estate or gift tax purposes or any split-interest trust described in
        Section 4947 of the Internal Revenue Code of 1954, as amended, as it may from time to time be amended; provided that such organization was established by, or the majority of the trustees or directors of such organization is comprised of, (1) such Class B Holder's Family Members or (2) the Corporation or its present or former directors, officers or employees;

             (D) A corporation all of the beneficial ownership of outstanding capital stock of which is entitled to vote for the election of directors is owned by, or a partnership all of the beneficial ownership of the partnership interests of which are entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer be a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock:

             (E)  The estate of such Class B Holder, and

             (F) The executor, administrator or personal representative of the estate of such Class B Holder or the guardian of the estate of such Class B Holder.

        (ii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Qualified Charitable Organization or a trust described in clause (iii) below), (A) any person transferring Class B Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

        (iii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Qualified Charitable Organization) which was irrevocable on the record date (hereinafter in this paragraph 3 called the "Record Date") for determining the persons to whom the Class B Stock is first issued by the corporation.
   (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

        (iv) In the case of a Class B Holder which is a Qualified Charitable Organization holding record and beneficial ownership of the shares of Class B Stock in question, any Class B Holder.

        (v) In the case of a Class B Holder which is a corporation or partnership (other than a Qualified Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by the Corporation, (A) any partner of such partnership, or stockholder of such corporation, on the Record Date, (B) any person transferring such shares of Class B Stock to such corporation or partnership and (C) any Permitted Transferee determined under clause (i) above, of any such person, partner, or stockholder referred to in subclauses (A) and (B) of this clause (v).

        (vi) In the case of a Class B Holder which is a corporation or partnership (other than a Qualified Charitable Organization or a corporation or partnership described in clause (v) above) holding record and beneficial ownership of the shares of Class B Stock in question, (A) any person transferring such shares of Class B Stock to such corporation or partnership and (B) any Permitted Transferee of any such transferor determined under clause (i) above.

        (vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is in the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (ii), (iii),
   (iv), (v) or (vi) above, as the case may be.

   (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or be converted into shares of Common Stock, as the pledgee may elect.

   (c)  For purposes of this paragraph 3:

        (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

        (ii) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

        (iii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

        (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

        (v) Without derogating from the election conferred upon the Corporation pursuant to subclause (D) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

   (d) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's share of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits, documents or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

   (e) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the existence of the restrictions on transfer imposed by this paragraph 3.

4.      Conversion Rights.

   (a) Subject to the terms and conditions of the paragraph 4, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instrument of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he or she elects so to convert said Class B Stock in accordance with the terms of this paragraph 4 and shall state in writing therein the name or names in which he or she wishes the certificate or certificates for Common Stock to be registered. Every such notice of election to convert shall constitute a binding contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Common Stock which he or she shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will, as soon as practicable after such deposit of a certificate or certificates for Class B Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (c) of this paragraph 4, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

   (b) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

   (c) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall be deemed effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

   (d) The Corporation will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of

Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that, if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Stock will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

5.      Liquidation Rights.

   In the event of any dissolution, partial or complete liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Cumulative Preferred Stock of all series pursuant to Section A of this Article Fourth, the remaining assets and funds of the Corporation shall be divided amount and paid ratably to the holders of Common Stock and Class B Stock (including those persons who shall become holders of Common Stock by reason of converting their shares of Class B Stock) as a single class. For the purposes of this paragraph 5, the voluntary sale, conveyance, issue, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

THIRD: That Section C of such Article Fourth is hereby amended in its entirety to read:

SECTION C.  PROVISIONS RELATING TO ALL CLASSES OF STOCK

   No holder of Cumulative Preferred Stock, Class B Stock or Common Stock shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class, whether nor or hereafter authorized.

                                     SECOND
                                     ------

   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the

State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                                      THIRD
                                      -----

   That said amendment was duly adopted in accordance with the provisions of

Section 242 of the General Corporation Law of the State of Delaware.

                                     FOURTH
                                     ------

   That the capital of said corporation shall not be reduced under or by reason of said amendment.


   IN WITNESS WHEREOF, said Piedmont Management Company Inc. has caused this certificate to be signed by Robert M. DeMichele, its President, and Peter J.

Palenzona, its Secretary, this fifteenth day of September, 1986.





                       By:/s/ Robert M. DeMichele
                          --------------------------------
                                       President



                       ATTEST:/s/ Peter J. Palenzona
                              ----------------------------
                                       Secretary

                        PIEDMONT MANAGEMENT COMPANY INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION


   Piedmont Management Company Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

   1. The Certificate of Incorporation of the Corporation is hereby amended by redesignating the Article identified as "NINTH" to be identified as "ELEVENTH" and inserting two Articles identified as "NINTH" and "TENTH" immediately before such redesignated Article "ELEVENTH."

        (A)  Article "NINTH" shall be and read as follows:

        NINTH. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

        No repeal or modification of the foregoing provisions of this Article NINTH nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of their Corporation existing at the time of such repeal or modification.

        (b)  Article "TENTH" shall be and read as follows:

        TENTH. Each person who is or was a director or officer of the Corporation (and the heirs, executors or administrators of such person) who was or is made to party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the applicable law as the same exists or may hereafter be amended. The right to indemnification conferred in this Article TENTH shall also include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended. The right to indemnification conferred in this Article TENTH shall be a contract right.

        The Corporation may, by action of its board of directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by applicable law as the same exists or may hereafter be amended.

        The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person in any such capacity and whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law as the same exists or may hereafter be amended.

        The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

        No repeal or modification of the foregoing provisions of this Article TENTH nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director or officer (and their heirs, executors or administrators of such person) of the Corporation existing at the time of such repeal or modification.

        2.   The aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State

of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested on May 23, 1987.


(SEAL)

                       PIEDMONT MANAGEMENT COMPANY, INC.



                       By/s/ Robert M. DeMichele
                         -----------------------
                            Robert M. DeMichele
                            President

ATTEST:



By/s/ Peter J. Palenzona
  ----------------------
   Peter J. Palenzona
   Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



        PIEDMONT MANAGEMENT COMPANY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:



                                      FIRST
                                      -----

        That at a meeting of the Board of Directors of Piedmont Management

Company Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting said amendment to all stockholders for consideration at the 1992 annual meeting of stockholders.  The amendment as set forth in such resolutions is as follows:

                          AMENDMENT TO THE CERTIFICATE
                               OF INCORPORATION OF
                        PIEDMONT MANAGEMENT COMPANY INC.



        I, the undersigned, Robert M. DeMichele, President of Piedmont Management Company Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify:

        FIRST: Set forth below is the text of the proposed amendment to Section B of Article Fourth of the Certificate of Incorporation of the Corporation to effect the reclassification described in the Proxy Statement:

        As of May 28, 1992, 2,583,854 shares of Class B Stock were issued and outstanding. The 2,583,854 outstanding shares of Class B Stock with a par value of $0.50 per share are hereby changed into 2,583,854 shares of Common Stock with a par value of $0.50 per share. The terms upon which such change is made are as follows:

             Each share of such previously issued Class B Stock with a par value of $0.50 per share is changed into one share of Common Stock with a par value of $0.50 per share.

             Each holder of a certificate representing issued shares of Class B Stock at the close of business on the date this Amendment to the Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the "Effective Date") shall be entitled, upon surrender of such certificate to the Corporation or its Transfer Agent for cancellation together with a properly completed Letter of Transmittal, to receive new certificates representing the shares of Common Stock to which the holder has become entitled as a result of the reclassification.

             If any Class B holder fails to so surrender his or her certificates, the shares represented by such certificates will nevertheless automatically be changed into the appropriate number of shares of Common Stock and the certificates not so surrendered shall be deemed to represent the number of shares of Common Stock such holder would have received had such certificates been surrendered.

        SECOND: That the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read:


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
        FOURTH: The Corporation shall have authority to issue 14,000,000 shares of which 2,000,000 shares shall be Cumulative Preferred Stock with a par value of $1.00 per share (the "Cumulative Preferred Stock") and 12,000,000 shares shall be Common Stock with a par value of $0.50 per share (the "Common Stock").

        THIRD: That Section B of such Article Fourth is hereby amended in its entirety to read:

             Section B.  Provision Relating to Common Stock

                  Each share of Common Stock shall be equal to every other share of Common Stock in every respect. At all times each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such stock standing in the name of such holder on the books of the corporation.

        FOURTH: That Section C of such Article Fourth is hereby amended in its entirety to read:

             Section C.  Provision Relating to All Classes of Stock

                  No holder of Cumulative Preferred Stock or Common Stock shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock, or other securities of the Corporation of any class, whether now or hereafter authorized.

                                     SECOND
                                     ------

        That thereafter, pursuant to the resolution of its Board of Directors,

the annual meeting of stockholders of said corporation was duly called and held,

upon notice in accordance with Section 222 of the General Corporation Law of the

State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                                      THIRD
                                      -----

        That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Piedmont Management Company Inc. has caused this certificate to be signed by Robert M. DeMichele, its President, and Peter

J. Falenzona, its Secretary, this 28th day of May, 1992.


                       By:   /s/ Robert M. DeMichele
                          -----------------------------
                                 President
(seal)
                       ATTEST:/s/ Peter J. Palenzona
                              -------------------------
                                 Secretary


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